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                               EXHIBIT  10.2
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Thursday April 20, 12:01 am Eastern Time

Company Press Release

SOURCE: VPN Communications Corporation

VPN Communications Corporation Acquires Broadband
Telecommunications/Internet Company

COSTA MESA, Calif., April 20 /PRNewswire/ -- E.G. Marchi, President of VPN Communications Corporation, (OTC Bulletin Board: VPNC - news) announced today that VPN Communications Corporation has acquired all of the outstanding stock of VPNCOM.NET Corporation in a transaction involving an exchange of shares under a Plan of Reorganization. The VPNCOM.NET is a premier provider of integrated communications involving the provision of virtual private network and internet solutions for Fortune 1000 companies and multi-dwelling unit properties and organizations.

Mr. Marchi said, ``We are pleased to acquire this exceptional company, which will operate as a wholly owned subsidiary. This is our first acquisition in the exploding telecommunications and internet industries. The goal of VPNCOM.NET is to set the standards of excellence in providing digital amenities for virtual private networks, including internet connectivity and applications, through existing and forthcoming strategic alliances with some of the most powerful, profitable, flexible and innovative corporations in the industry.''

Shareholders, prospective shareholders, and others interested in VPN Communications Corporation are encouraged to verify information and reports they receive about the Company. Statements, reports, innuendoes, and comments made about the Company, that would appear to be factual, made by others who do not have any relationship with the Company in any capacity, should be questioned concerning their veracity. If you need to speak to someone at the Company please contact E. G. Marchi at (714) 540-4444, fax 540-4401; e-mail at amarchi@vpncom.net ; or go to the SEC web site http://www.sec.gov/cgi-bin/srch-edgar?vpn (CIK# 0000827164).

A number of statements contained in this Report are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, ompetitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.

SOURCE: VPN Communications Corporation
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